UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2011

DISH NETWORK CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NEVADA	0-26176	88-0336997
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO		80112
(Address of Principal Executive Office)		(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

DISH DBS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	333-31929	84-1328967
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO		80112
(Address of Principal Executive Office)		(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On February 24, 2011, we amended and restated our previously announced investment agreement, dated as of February 1, 2011, with DBSD North America, Inc. (“DBSD North America”), pursuant to which we had originally committed to acquire 100% of the equity of reorganized DBSD North America upon DBSD North America’s emergence from bankruptcy for approximately $1 billion subject to certain adjustments, including interest accruing on DBSD North America’s existing debt (the “Original Investment Agreement”).  Under our February 24, 2011 amended and restated investment agreement (the “Revised Investment Agreement”), which remains subject to approval by the Bankruptcy Court, we intend to make a cash tender offer to purchase certain claims against DBSD North America and its affiliates, upon the terms and conditions set forth in the Revised Investment Agreement for an amount up to approximately $1 billion.  This amount will be paid after the tender offer is accepted in accordance with its terms. The closing of the tender offer is not conditioned upon receipt of approval from the Federal Communications Commission (the “FCC”).

In connection with our Original Investment Agreement, we had also proposed an $87.5 million debtor-in-possession credit facility (the “Original Credit Facility”) to DBSD North America and certain of its affiliates in connection with filings by DBSD North America and such affiliates for protection under Chapter 11 of the U.S. Bankruptcy Code.

On February 24, 2011, we also proposed a revised Credit Facility (the “Revised Credit Facility”) to provide DBSD North America and its affiliates with a non-revolving, multiple draw term loan in the aggregate principal amount of $87.5 million, with drawings subject to the terms and conditions set forth in the Revised Credit Facility. The Revised Credit Facility remains subject to approval by the Bankruptcy Court.

Under the Revised Investment Agreement, we remain committed to support DBSD North America’s plan of reorganization under which we will acquire 100% of the equity of reorganized DBSD North America upon DBSD North America’s emergence from bankruptcy.  Under the Revised Investment Agreement: (i) all claims under those 7.5% Convertible Senior Secured Notes due 2009, issued under that certain indenture dated August 15, 2005, as supplemented and amended, among DBSD North America, the guarantors named therein, and The Bank of New York Mellon (f/k/a The Bank of New York), as trustee, will be paid in full; (ii) all of DBSD North America’s obligations under the Revised Credit Facility will be paid in full; (iii) the holders of general unsecured claims of DBSD North America shall receive partial payment; and (iv) certain additional claims in bankruptcy will also be paid in full.

Our ultimate acquisition of 100% of the equity of reorganized DBSD North America is subject to the satisfaction of certain conditions, including approval by the FCC and DBSD North America’s emergence from bankruptcy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date:  February 25, 2011

DISH NETWORK CORPORATION
DISH DBS CORPORATION

By:	/s/ R. Stanton Dodge
Name: R. Stanton Dodge
Title: Executive Vice President, General Counsel and Secretary